As filed with the Securities and Exchange Commission on June 22, 2021
Registration No. 333-257092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SoFi Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199	98-1547291
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
234 1st Street
San Francisco, California 94105
(855) 456-7634
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher Lapointe
Chief Financial Officer
SoFi Technologies, Inc.
234 1st Street
San Francisco, California 94105
(855) 456-7634
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jocelyn M. Arel, Esq. Benjamin K. Marsh, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800	Robert Lavet General Counsel and Secretary SoFi Technologies, Inc. 234 1st Street San Francisco, California 94105 (855) 456-7634
Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Explanatory Note
SoFi Technologies, Inc. is filing this Amendment No. 1 to the Registration Statement on Form S-1 (the “Registration Statement”) (File No. 333-257092) solely for the purpose of filing exhibits 5.1, 5.2, 23.3 and 23.4. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement and, therefore, it has been omitted, or to Part II of the Registration Statement (other than to reflect in the Exhibit Index the filing of the aforementioned exhibits).

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
The financial statements filed as part of this Registration Statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
1.1##	Form of Underwriting Agreement
2.1+
Agreement and Plan of Merger, dated as of January 7, 2021, by and among Social Capital Hedosophia Holdings Corp. V, Plutus Merger Sub Inc. and Social Finance, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed January 11, 2021)

2.2
First Amendment to Agreement and Plan of Merger, dated as of March 16, 2021, by and among Social Capital Hedosophia Holdings Corp. V, Plutus Merger Sub Inc. and Social Finance, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 16, 2021)

2.3*
Agreement and Plan of Merger and Reorganization, dated as of April 6, 2020, by and among Social Finance, Inc., SFI Acquisition Co., Inc., SFI Financial Technologies LLC, and Shareholder Representative Services LLC

3.1	Certificate of Incorporation of SoFi Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 4, 2021)
3.2	By-Laws of SoFi Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 4, 2021)
4.1
Warrant Agreement, dated as of October 8, 2020, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 14, 2020)

4.2
Form of Amended and Restated Warrant to Purchase Stock, by and among SoFi Technologies, Inc., Social Finance, Inc. and the Investor named therein (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-4 filed January 11, 2021)

4.3	Specimen Common Stock Certificate of SoFi Technologies, Inc. (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registration Statement on Form S-4 filed on February 10, 2021)
5.1**	Opinion of Goodwin Procter LLP
5.2**	Opinion of Robert Lavet, General Counsel and Secretary of the Registrant
10.1
Sponsor Support Agreement, dated as of January 7, 2021, by and among SCH Sponsor V LLC, the Registrant, certain former directors and officers of the Registrant and Social Finance, Inc. (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 filed January 11, 2021)

10.2
Stockholder Support Agreement, dated as of January 7, 2021, by and among the Registrant, Social Finance, Inc. and the persons set forth on Schedule I thereto (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 filed January 11, 2021)

10.3
Form of Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 filed January 11, 2021)

10.4
Shareholders’ Agreement, dated as of May 28, 2021, by and among the Registrant, SCH Sponsor V LLC, and the parties identified on the signature pages thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed June 4, 2021)

10.5
Amended and Restated Series 1 Preferred Stock Investors’ Agreement, dated as of January 7, 2021, by and among the Registrant and the investors listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 filed January 11, 2021)

10.6
Amended and Restated Registration Rights Agreement, dated as of May 28, 2021, by and among the Registrant, SCH Sponsor V LLC, certain former stockholders of Social Finance, Inc., as set forth on Schedule 1 thereto, Jay Parikh, Jennifer Dulski and the parties set forth on Schedule 2 thereto (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed June 4, 2021)

10.7
Series 1 Registration Rights Agreement, dated as of May 28, 2021, by and among the Registrant and certain former stockholders of Social Finance, Inc., as set forth on Schedule 1 thereto (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed June 4, 2021)

10.8
Sponsor Warrants Purchase Agreement, dated as of October 8, 2020, by and between Social the Registrant and SCH Sponsor V LLC (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed January 11, 2021)

10.9#	Social Finance, Inc. 2011 Stock Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 filed January 11, 2021)
10.10#	2021 Stock Option and Incentive Plan for SoFi Technologies, Inc. and forms of agreement thereunder (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 4, 2021)
10.11
Lock-Up Agreement, dated as of May 28, 2021, by and among the Registrant, SCH Sponsor V, LLC, Jay Parikh and certain former stockholders of Social Finance, Inc., as set forth on Schedule 2 thereto (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed June 4, 2021)

10.12†*	Stadium Complex Cornerstone Naming Rights and Sponsorship Agreement, dated as of September 14, 2019, by and between Stadco LA, LLC and Social Finance, Inc.
10.13*
Revolving Credit Agreement, dated as of September 27, 2018, among Social Finance, Inc., as the Borrower, the Lenders party thereto, the Issuing Banks party thereto, Goldman Sachs Bank USA, as the Administrative Agent, and Citibank, N.A. and Goldman Sachs Bank USA, as Joint Lead Arrangers and Joint Bookrunners

10.14*	Office Lease One Tehama, dated as of August 6, 2018, by and between 246 First Street (SF) Owner LLC and Social Finance, Inc.
10.15*	First Amendment to Office Lease One Tehama, dated as of March 28, 2019, by and between 246 First Street (SF) Owner LLC and Social Finance, Inc.
10.16#*	Amended and Restated Offer of Employment Letter dated as of February 26, 2018 by and between Social Finance, Inc. and Anthony Noto
10.17#*	Offer Letter dated as of May 29, 2018 by and between Social Finance, Inc. and Christopher Lapointe
10.18#*	CFO Promotion Letter dated as of September 14, 2020 by and between Social Finance, Inc. and Christopher Lapointe
10.19#*	Offer Letter dated as of March 27, 2018 by and between Social Finance, Inc. and Michelle Gill
10.20#*	Offer Letter dated as of May 15, 2019 by and between Social Finance, Inc. and Jennifer Nuckles
10.21#*	Executive Vice President Promotion Letter dated as of March 6, 2020 by and between Social Finance, Inc. and Jennifer Nuckles
10.22#*	Offer Letter dated as of February 14, 2020 by and between Social Finance, Inc. and Maria Renz
10.23#*	Offer Letter dated as of May 17, 2021 by and between Galileo Financial Technologies, LLC and Derek White
10.24#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 4, 2021)
16.1	Letter from Marcum LLP to the SEC, dated June 4, 2021 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on June 4, 2021)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Current Report on Form 8-K filed June 4, 2021)
23.1*	Consent of Marcum LLP
23.2*	Consent of Deloitte & Touche LLP
23.3**	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)
23.4**	Consent of Robert Lavet, General Counsel and Secretary of the Registrant (included as part of Exhibit 5.2)
24.1*	Power of Attorney
__________________
*Previously filed.
**Filed herewith.
+      Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
†      Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

#      Indicates a management contract or any compensatory plan, contract or arrangement.
##    To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by amendment or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 22, 2021.

SOFI TECHNOLOGIES, INC.

By:	/s/ Christopher Lapointe

	Name:	Christopher Lapointe
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 22, 2021.

Signature	Title

*	Director and Chief Executive Officer (Principal Executive Officer)
Anthony Noto

/s/ Christopher Lapointe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Christopher Lapointe

*	Director
Ahmed Al-Hammadi

*	Director
Ruzwana Bashir

*	Director
Michael Bingle

*	Director
Michel Combes

*	Director
Richard Costolo

*	Director
Steven Freiberg

*	Director
Tom Hutton

*	Director
Clara Liang

*	Director
Carlos Medeiros

*	Director
Harvey Schwartz

*	Director
Clay Wilkes

*	Director
Magdalena Yeşil

*By:	/s/ Christopher Lapointe
Christopher Lapointe
Attorney-in-Fact